Exhibit 23.2

Consent of Ryder Scott Company, L.P.

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports included in its Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

April 6, 2018